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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------




                                    FORM 8-K




                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



                        Date of Report: December 29, 2003
                        (Date of earliest event reported)




                               GMX RESOURCES INC.
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             (Exact name of registrant as specified in its charter)



                         (Commission File No. 000-32325)





              OKLAHOMA                                           73-1534474
    (State or other jurisdiction                              (I.R.S. Employer
          of incorporation)                                  Identification No.)


          ONE BENHAM PLACE
    9400 NORTH BROADWAY, SUITE 600
       OKLAHOMA CITY, OKLAHOMA                                     73114
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:            (405) 600-0711



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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On December 29, 2003, GMX RESOURCES, INC. (the "Company") and its wholly-owned subsidiaries Expedition Natural Resources Inc. and Endeavor Pipeline, Inc. entered into a Participation Agreement with Penn Virginia Oil & Gas Corporation, a wholly-owned subsidiary of Penn Virginia Corporation, relating to the joint development of certain of the Company's prospects located in East Texas. The material terms of the Participation Agreement are summarized on the Company's press release dated December 30, 2003, a copy of which is attached as an exhibit to this report. In addition, a copy of the Participation Agreement is also attached as an exhibit to this report.

         The Participation Agreement also contains provisions establishing areas of mutual interest for additional acreage acquisitions and operations in Phases I and II and restricting Penn Virginia Oil & Gas Corporation from acquiring additional acreage in certain other areas where the Company owns acreage.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are included with this report:



Exhibit No.                    Description
-----------                    -----------

  10.1 Participation Agreement dated effective as of December 5, 2003, by and among Penn Virginia Oil & Gas Corporation, the Company and its wholly-owned subsidiaries

  99.1              Company Press Release dated December 30, 2003





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 GMX RESOURCES INC.


                                                 By: Ken L. Kenworthy, Sr.
                                                     -----------------------
Date:  December 31, 2003                             Ken L. Kenworthy, Sr.,
       -----------------                             Chief Financial Officer





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                                INDEX TO EXHIBITS









Exhibit No.         Description
-----------         -----------

  10.1 Participation Agreement executed December 29, 2003, by and among Penn Virginia Oil & Gas Corporation, the Company and its wholly-owned subsidiaries

  99.1              Company Press Release dated December 30, 2003